                                                                EXHIBIT 8(d)(ii)

                                SALES AGREEMENT


     THIS AGREEMENT is made by and between The Alger American Fund ("FUND"), a Massachusetts business trust, FRED ALGER MANAGEMENT, INC., a New York corporation ("ADVISER"), and SECURITY LIFE OF DENVER INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Colorado.

     WHEREAS, FUND is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 (" '40 Act") as an open-end diversified management investment company; and

     WHEREAS, FUND is organized as a series fund, comprised of several Portfolios which are listed on Appendix A hereto; and

     WHEREAS, FUND was initially organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies; and

     WHEREAS, ADVISER is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and

     WHEREAS, ADVISER is the investment adviser to FUND and the distributor of the shares of FUND; and

     WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having FUND as one of the underlying funding vehicles for such Variable Contracts; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of FUND to fund the aforementioned Variable Contracts and FUND is authorized to sell such shares to LIFE COMPANY at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, FUND and ADVISER agree as follows:

      1.FUND will make available to the designated Separate Accounts of LIFE COMPANY shares of the selected Portfolios for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in FUND's Prospectus.

      2.FUND represents and warrants that all shares of the Portfolios of FUND will be sold only to other insurance companies which have agreed to participate in FUND to fund their Separate Accounts, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the

Portfolios of FUND will not be sold directly to the general public.

       3.(a)FUND agrees to sell to LIFE COMPANY those shares of the selected Portfolios of FUND which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by FUND or its designee of the order for the shares of FUND. For purposes of this Section 3(a), LIFE COMPANY shall be the designee of FUND for receipt of such orders and receipt by such designee shall constitute receipt by FUND; provided that FUND receives notice of such order by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open f or trading and on which FUND calculates its net asset value pursuant to the rules of the SEC.

      (b)FUND agrees to redeem for cash, on LIFE COMPANY's request, any full or fractional shares of FUND held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by FUND or its designee of the request for redemption. For purposes of this Section 3(b), LIFE COMPANY shall be the designee of FUND for receipt of requests for redemption and receipt by such designee shall constitute receipt by FUND; provided that FUND receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.

      (c)FUND shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practical after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:15 p.m. New York time. If FUND provides LIFE COMPANY with the incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any error in the calculation of net asset value, dividend and capital gain information greater than or equal to $.01 per share of FUND, shall be reported immediately upon discovery to LIFE COMPANY. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share for FUND.

      (d)At the end of each Business Day, LIFE COMPANY shall use the information described in Section 3 (c) to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of FUND shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to FUND by LIFE COMPANY by 9:30 a.m. New York time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums 'in accordance with the terms of Sections 3(a) and 3(b) hereof.

      (e)If LIFE COMPANY's order requests the purchase of FUND shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to FUND or its designated custodial account on the day the order is transmitted by LIFE COMPANY. If LIFE
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COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, FUND shall wire the redemption proceeds to LIFE COMPANY by the next Business Day, unless doing so would require FUND to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to LIFE COMPANY within seven days and FUND shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York time the same Business Day that LIFE COMPANY transmits the redemption order to FUND. If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another portfolio managed or distributed by ADVISER, FUND shall so apply such proceeds the same Business Day that LIFE COMPANY transmits such order to FUND.

      4.(a) FUND will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the following FUND (or individual portfolio) documents, and any supplements thereto, to existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in the Fund:

      (i)   prospectuses and statements of additional information;

      (ii)  annual and semi-annual reports; and

      (iii) proxy materials.

     LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the FUND documents described above, to FUND for reimbursement by FUND. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. LIFE COMPANY will provide FUND on a semi-annual basis, or more frequently as reasonably requested by FUND, with a current tabulation of the number of existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in FUND. This tabulation will be sent to FUND in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter.

      (b)ADVISER will provide, at its expense, LIFE COMPANY with the following FUND (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:

     (i) camera ready copy of the current prospectus for printing by the LIFE COMPANY;

     (ii) a copy of the statement of additional information suitable for duplication;

     (iii) camera ready copy of proxy material suitable for printing; and

     (iv) camera ready copy of the annual and semiannual reports for printing by the LIFE COMPANY.

      (c)FUND shall provide LIFE COMPANY with as many copies of the current prospectus of FUND as LIFE COMPANY may reasonably request. Where FUND is not obligated to bear the costs of such prospectuses under Sections 4 (a) and (b) , LIFE COMPANY will reimburse FUND for the cost of providing the requested prospectuses. If requested by LIFE COMPANY, FUND shall provide such documentation (including a final copy of FUND's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for FUND.

       5.(a)LIFE COMPANY will furnish, or will cause to be furnished, to FUND and ADVISER, each piece of sales literature or other promotional material in which FUND or ADVISER is named at least fifteen Business Days prior to its intended use. No such material will be used if FUND or ADVISER objects to its use in writing within ten Business Days after receipt of such material. LIFE COMPANY will be responsible for making submissions to the NASD or other regulatory authorities of such sales literature or other promotional materials.

      (b)FUND and ADVISER will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY is named, at least fifteen Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within ten Business Days after receipt of such material. FUND or ADVISOR will be responsible for making submissions to the NASD or other regulatory authorities of such sales literature or other promotional materials.

      (c)FUND and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the permission of LIFE COMPANY.

      (d)LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of FUND or concerning FUND or ADVISER other than the information or representations contained in a registration statement or prospectus for FUND, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for FUND which are in the public domain or approved by FUND or ADVISER for distribution, or in sales literature or other promotional material approved by FUND or its designee, except with the permission of FUND.

      (e)For purposes of this Agreement, the phrase "sales literature or other promotional material,, or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts or any other advertisement, sales literature, or published article) , educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the 140 Act or the Securities Act of 1933 (11133 Act").

      6.Each Portfolio of FUND will comply with Section 817 (h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event FUND becomes aware that any Portfolio of FUND has failed to comply, it will take all reasonable steps (a) to notify LIFE COMPANY of such failure, and

      (b)to adequately diversify the Portfolio so as to achieve compliance.

      7.(a) Except as limited by and in accordance with the provisions of Sections 7 (b) and 7 (c) hereof, LIFE COMPANY agrees to indemnify and hold harmless FUND and ADVISER, each of the officers and members of the Board of Trustees of FUND, each of the directors and officers of ADVISER, and each person, if any, who controls FUND or ADVISER within the meaning of Section 15 of the 133 Act (collectively, the "Indemnified Parties" for purposes of this Section 7) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Variable Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Contracts or contained in the Variable Contracts or sales literature therefore (or any amendment or supplement to any of the foregoing) , or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of FUND for use in the registration statement or prospectus for the Variable Contract or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or FUND shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of FUND not supplied by LIFE COMPANY, or persons under its contract) or wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or FUND shares; or

     (iii) arise out of any untrue statement or alleged untrue statement- of a material fact contained in a registration statement, prospectus, or sales literature of FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FUND or ADVISER by or on behalf of LIFE COMPANY; or

     (iv) arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

      (b)LIFE COMPANY shall not be liable under this indemnification provision for any losses, claims, damages, or liabilities incurred or assessed against an Indemnified Party arising from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to FUND, whichever is applicable.

      (c)LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       8.(a)Except as limited by and in accordance with the provisions of Sections 8(b) and 8(c) hereof, ADVISER agrees to indemnify and hold harmless LIFE COMPANY and each of its directors and officers and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the 133 Act (collectively, the "Indemnified Parties" for purposes of this Section 8) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of ADVISER) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of FUND's shares or the Variable Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of FUND (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to ADVISER or FUND by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for FUND or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or FUND shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by ADVISER or persons under its control) or wrongful conduct of FUND, ADVISER or persons under their control, with respect to the sale or distribution of the Variable Contracts or FUND shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of FUND; or

     (iv) arise as a result of (a) a failure by FUND to substantially provide the services and furnish the materials under the terms of this Agreement; (b) a failure by FUND to comply with the diversification requirements of Section 817 (h) of the Code; (c) a failure by FUND to qualify as a Regulated Investment Company under Subchapter M of the Code; or (d) a failure by FUND to register its shares f or sale as required by the laws of the various states.

     (v) arise out of or result from any material breach of any representation and/or warranty made by ADVISER in this Agreement or arise out of or result from any other material breach of this Agreement by ADVISER.

      (b)ADVISER shall not be liable under this indemnification provision for any losses, claims, damages, or liabilities incurred or assessed against an Indemnified Party arising from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY.

      (c)ADVISER shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) , but failure to notify ADVISER of any such claim shall not relieve ADVISER from any liability which it may have to the Indemnified Party against whom such action is brought ,otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, ADVISER shall be entitled to participate at its own expense in the defense thereof. ADVISER also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from ADVISER to such party of ADVISER's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and ADVISER will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      9.FUND represents and warrants that FUND Shares sold pursuant to this Agreement shall be registered under the '33 Act and duly authorized for issuance, and shall be issued, in compliance in all material respects with applicable law, and that FUND is and shall remain registered under the 140 Act for so long as required thereunder. FUND further represents and warrants that FUND currently qualifies and will make every effort to continue to qualify as a Regulated Investment Company under Subchapter M of the Code, and to maintain such qualification (under Subchapter M or any successor or similar provisions), and that FUND will notify LIFE COMPANY immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. FUND will register and qualify its shares for sale in accordance with the laws of the various states as may be required by law.

      10.FUND will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide FUND with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

      11.FUND will disclose in its prospectus that (1) shares of FUND are offered to affiliated or unaffiliated insurance company separate accounts which fund both annuity and life insurance contracts, (2) due to differences in tax treatment or other considerations, the interests of various Variable Contract owners participating in FUND might at some time be in conflict, and (3) the Board of Trustees of FUND will monitor for any material conflicts and determine what action, if any, should be taken. FUND hereby notifies LIFE COMPANY that prospectus disclosure may be appropriate regarding potential risks of offering shares of FUND to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding variable contracts of unaffiliated life insurance companies.

      12.Each party hereto shall cooperate with each other party and all appropriate governmental authorities having Jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      13.LIFE COMPANY agrees to inform the Board of Trustees of FUND of the existence of or any potential for any material irreconcilable conflict of interest between the interest of the contract owners of the Separate Accounts of LIFE COMPANY investing in FUND and/or any other separate account of any other insurance company investing in FUND upon LIFE COMPANY having knowledge of same. 'FUND agrees to inform LIFE COMPANY of the existence of or any potential for any material irreconcilable conflict of interest between the interests of the contract owners of the Separate Accounts of LIFE COMPANY investing in FUND and/or any other separate account of any other insurance company investing in FUND (upon FUND having knowledge of same).

     A material irreconcilable conflict may arise for any one of a variety of reasons, including:

      (a) an action by any state insurance regulatory authority;

      (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities;

      (c) an administrative or judicial decision in any relevant proceeding;

      (d) the manner in which the investments of any Portfolio are being managed;

     (e) a difference in voting. instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different life insurance companies utilizing FUND; or

     (f) a decision by a participating life insurance company to disregard the voting instructions of contract owners.

     The Board of Trustees of FUND shall promptly inform LIFE COMPANY if it determines that an irreconcilable material conflict exists and the implications thereof.

     LIFE COMPANY will be responsible for assisting the Board of Trustees of FUND in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised including information as to a decision by LIFE COMPANY to disregard voting instructions of contract owners.

     It is agreed that if it is determined by a majority of the members of the Board of Trustees of FUND or a majority of its disinterested Trustees that a material irreconcilable conflict exists affecting LIFE COMPANY, LIFE COMPANY shall, at its own expense, to the extent reasonably practicable, take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to,

     (a) withdrawing the assets allocable to some or all of the Separate Accounts from FUND or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of FUND or submitting the questions of whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any particular group (i.e., annuity contract owners or life insurance contract owners) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change;

     (b) establishing a new registered management investment company or managed separate account.

     If a material irreconcilable conflict arises because of LIFE COMPANY' s decision to disregard contract owner voting instructions and that -decision represents a minority position or would preclude a majority vote, the LIFE COMPANY may be required, at FUND's election, to withdraw its Separate Account's investment in FUND. No charge or penalty will be imposed against a Separate Account of LIFE COMPANY as a result of such withdrawal. LIFE COMPANY agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out in the interests of contract owners.

     For purposes hereof, a majority of the disinterested members of the Board of Trustees of FUND shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event will FUND be required to establish a new funding medium for any Variable Contracts. LIFE COMPANY shall not be required by the terms hereof to establish a new funding medium for any Variable Contracts if an offer to do so has been declined by vote of a majority of affected contract owners.

      14.LIFE COMPANY shall provide pass-through voting privileges, as provided in this paragraph, to all Variable Contract owners so long as the SEC or its staff continues to interpret the 140 Act to require such pass-through voting privileges for Variable Contract owners. LIFE COMPANY will vote shares for which it has not received voting instructions as well as shares attributable to it in the same proportion as it votes shares for which it has received instructions. LIFE COMPANY shall be responsible for assuring that each of its Separate Accounts participating in FUND calculates voting privileges in a manner consistent with other life companies utilizing FUND provided that each participating life insurance company enters into an agreement containing a provision or provisions, which do not vary in any material respect, from the terms of Section 13 hereof.

      15.(a) This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

      (b) This Agreement shall terminate automatically in the event of its assignment unless such assignment is made with the written consent of LIFE COMPANY and FUND.

      (c) This Agreement shall terminate without penalty at the option of the terminating party in accordance with the following provisions:

      (i) At the option of LIFE COMPANY or FUND at any time from the date hereof upon 180 days' advance written notice, unless a shorter time is agreed to in writing by the parties;

     (ii) At the option of LIFE COMPANY if FUND shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Notice of election to terminate shall be furnished by LIFE COMPANY and termination shall be effective ten days after FUND's receipt of said notice unless FUND makes available a sufficient number of shares, to the satisfaction of LIFE COMPANY, to meet the requirements of the Variable Contracts within said ten-day period;

     (iii) At the option of LIFE COMPANY, upon the institution of formal proceedings against FUND by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY'S reasonable judgment, materially impair FUND'S ability to meet and perform FUND'S obligations and duties hereunder. Prompt notice of election to terminate under this paragraph shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

     (iv) At the option of LIFE COMPANY, upon its good faith determination, or at the option of FUND upon a determination by a majority of the Board, or a majority of disinterested Board members, that an irreconcilable material conflict exists among the interests of
               (i) owners of Variable Contracts issued by participating life insurance companies; or (ii) the interest of participating life insurance companies;

     (v) At the option of FUND, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgement or outcome which would, in FUND'S reasonable judgment, materially impair LIFE COMPANY'S ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate under this paragraph shall be furnished by FUND with said termination to be effective upon receipt of notice;

     (vi) At the option of FUND, if (1) FUND shall determine in its sole judgement reasonably exercised in good faith, that LIFE COMPANY has suffered a material adverse change in its business or financial condition or -is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of FUND and ADVISER, (2) FUND shall have notified LIFE COMPANY in writing of such determination and its intent to terminate this Agreement, and, (3) after consideration of the actions taken by LIFE COMPANY and any other changes in circumstances since the giving of such notice, the determination of FUND shall continue to apply on the sixtieth (60th) day since giving of such notice, then such sixtieth day shall be the effective date of termination;

     (vii) At the option of LIFE COMPANY after having been notified by FUND of a termination or proposed termination of the Investment Advisory Agreement between FUND and ADVISER or its successors, which notice FUND shall provide promptly to LIFE COMPANY, the effective date of termination of the Agreement to be as determined by LIFE COMPANY;

     (viii) in the event FUND's shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective immediately upon such occurrence without notice;

     (ix) At the option of FUND upon a reasonable determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for FUND to continue to operate pursuant to this Agreement;

     (x) At the option of FUND if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if FUND reasonably believes that the Variable Contracts may fail to so qualify;

     (xi) At the option of LIFE COMPANY, upon FUND'S breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to FUND;

     (xii) At the option of FUND, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of FUND within ten days after written notice of such breach is delivered to LIFE COMPANY;

     (xiii) At the option of FUND, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

     (xiv) At the option of LIFE COMPANY, if LIFE COMPANY shall determine, in its sole judgment reasonably exercised in good faith, that FUND is the subject of material adverse publicity and such material adverse publicity is likely to have a material adverse impact on the sale of the Variable Contracts and/or the operations or business reputation of LIFE COMPANY, the LIFE COMPANY shall have notified FUND in writing of such determination and its intent to terminate this Agreement, and, after consideration of the actions taken by FUND and any other changes in circumstances since the giving of such notice, the determination of the LIFE COMPANY shall continue to apply on the sixtieth (60th) day since giving of such notice, which sixtieth day shall be the effective date of termination; or

     (xv) Upon requisite vote of the Variable Contract owners having an interest in the Separate Accounts to substitute the shares of another investment company for the corresponding shares of FUND in accordance with the terms of the Variable Contracts f or which those shares had been selected to serve as the underlying investment media.

      (d)Notwithstanding any termination of this Agreement pursuant to Section 15 (c) hereof, at the election of LIFE COMPANY, FUND shall continue to make available additional FUND shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, at the .election of LIFE COMPANY, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in FUND, redeem investments in FUND and/or invest in FUND upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 15(c) hereof, LIFE COMPANY, as promptly as is practicable under the circumstances, shall notify FUND whether LIFE COMPANY shall elect to continue to have FUND make shares available after such termination. If FUND shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either FUND or LIFE COMPANY may terminate the Agreement, as so continued pursuant to this Section 15(d), upon prior written notice to the other party such notice to be for a period that is reasonable under the circumstances but, if given by FUND, need not be for more than six months. In determining whether to elect to continue to make available additional FUND shares, LIFE COMPANY shall act in good faith, giving due consideration to the interests of existing shareholders, including holders of Existing Contracts.

      16.This Agreement shall be subject to the provisions of the '40 Act and the rules and regulations thereunder, including any exemptive relief therefrom and the orders of the SEC setting forth such relief.

      17.Each party hereto agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of LIFE COMPANY are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations. FUND agrees that LIFE COMPANY shall have the right to inspect, audit and copy all records pertaining to the performance of services under this

Agreement pursuant to the requirements of the California insurance Department. However, FUND and ADVISER shall own and control all the pertinent records pertaining to their performance of services under this Agreement.

      18.This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado.

      19.It is understood by the parties that this Agreement is not an exclusive arrangement.

      20.FUND represents that a copy of its Agreement and Declaration - of Trust, dated April 6, 1988, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts. This Agreement has been executed on behalf of FUND by the undersigned officer of FUND in his capacity as an officer of FUND. The obligations of this Agreement shall be binding on the assets and property of FUND only and shall not be binding on any Trustee, officer, or shareholder of FUND individually.

Executed this 26th day of August, 1994.

     THE ALGER AMERICAN FUND


ATTEST:  Nanci Staple             BY:  Gregory Duch


     SECURITY LIFE INSURANCE
     COMPANY OF DENVER


ATTEST:  Bonnie C. Dailey         BY:  Stephan M. Largent


     FRED ALGER MANAGEMENT, INC.


ATTEST:  Nanci Staple             BY:  Gregory Duch

                 APPENDIX A


Alger American Small Capitalization Portfolio
Alger American MidCap Growth Portfolio